UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)
001-41342		35-1544218
(Commission File Number)		(IRS Employer Identification No.)

200 East Jackson Street P.O. Box 792 Muncie, Indiana		47305-2814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 747-1500

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/100th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FRMEP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On June 22, 2022, the Board of Directors of First Merchants Corporation (the “Corporation”) increased the size of its Board of Directors from twelve (12) members to fourteen (14). Inasmuch as the Corporation had twelve (12) directors immediately prior to the increase, the increase created two (2) vacancies on the Board. One vacancy was added to Class I of the Board and one to Class III of the Board.

Also on June 22, 2022, the Board appointed Kevin D. Johnson to fill the vacancy in Class I. Mr. Johnson’s initial term will continue until the 2023 Annual Meeting of Shareholders, at which time he will be considered for election for a two (2) year term. For his services as a director, Mr. Johnson will be entitled to receive his pro rata portion of the standard director retainer and will be a participant in the Corporation’s Equity Compensation Plan for Non-Employee Directors. Mr. Johnson is also subject to the Corporation’s director stock ownership guidelines, which require all nonemployee directors to acquire and hold (as soon as reasonably possible and in all cases within six years of election) shares of the Corporation’s common stock equal in value to at least three times their total annual compensation for services as a director. Other than described above, Mr. Johnson did not enter into any material plan, contract or arrangement in connection with his appointment as a director. The Board Committee or Committees on which Mr. Johnson will serve have not been identified.

Also on June 22, 2022, the Board appointed Jason R. Sondhi to fill the vacancy in Class III. Mr. Sondhi’s initial term will continue until the 2023 Annual Meeting of Shareholders, at which time he will be considered for election for a one (1) year term. For his services as a director, Mr. Sondhi will be entitled to receive his pro rata portion of the standard director retainer and will be a participant in the Corporation’s Equity Compensation Plan for Non-Employee Directors. Mr. Sondhi is also subject to the Corporation’s director stock ownership guidelines, which require all nonemployee directors to acquire and hold (as soon as reasonably possible and in all cases within six years of election) shares of the Corporation’s common stock equal in value to at least three times their total annual compensation for services as a director. Other than described above, Mr. Sondhi did not enter into any material plan, contract or arrangement in connection with his appointment as a director. The Board Committee or Committees on which Mr. Sondhi will serve have not been identified.

Neither Mr. Johnson, nor Mr. Sondhi, is a party to any transaction with the Corporation that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.

A copy of the Corporation’s press release, dated June 23, 2022, announcing the appointments of Messrs. Johnson and Sondhi to the Corporation’s Board of Directors is attached hereto as Exhibit 99.1.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) Also on June 22, 2022, the Board amended Article IV, Section 9 of the Corporation’s bylaws to provide that a person who was not a Director on May 10, 2022 will not be eligible for nomination to a term that begins after their twelfth (12th) year of continuous service on the Board of Directors as an “independent” Director. The Board believes this limitation of term will complement the Board’s ongoing program of director evaluations, conducted regularly, and will ensure the evolving needs of the Board to bring in fresh perspectives, skills and diversity as needed. A copy of the Corporation’s bylaws, reflecting this amendment is filed as Exhibit 3.1 to this Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

3.1	Bylaws of First Merchants Corporation (as amended June 22, 2022)

99.1	Press Release, dated June 23, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2022

FIRST MERCHANTS CORPORATION

By:	/s/ Michele M. Kawiecki
Michele M. Kawiecki
Executive Vice President and
Chief Financial Officer